Exhibit 1.01

Arrow Electronics, Inc.
Conflict Minerals Report, for the Year Ended December 31, 2017

This Conflict Minerals Report (“Report”) of Arrow Electronics, Inc. (“Arrow”, “Company”, “we”, “us” or “our”) for the reporting period January 1, 2017 to December 31, 2017 is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on Securities and Exchange Commission registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively “Conflict Minerals”).

Overview and Description of Products

Arrow is a global provider of products, services and solutions to industrial and commercial users of electronics components and enterprise computing solutions. At Arrow, we apply our core values to our business activities every day: honesty and integrity in our dealings with customers and suppliers around the world, personal accountability and a relentless pursuit of service excellence.

Information covered in this Report covers the Company and all of our consolidated subsidiaries. A copy of this report is publicly available at http://www.arrow.com/en/about-arrow/overview.

In 2017, Arrow assembled or modified the following products: surface mount and leaded electronic components, including capacitors (aluminum electrolytic, tantalum electrolytic, ceramic, film and double layer- EDLC), resistors (thick film, thin film, current sensing and arrays), thermistors, varistors, inductors (metal composite, wire wound and MLI), ferrite chip beads, fuses and diodes; flat panel and touch screens, servers, personal computers and workstations, hard drives, motherboards, and kiosks; power supplies used in medical, telecom and  industrial devices, modified headers, and flex strips; circular and rectangular connectors, and bundles of wire used to assemble sophisticated, high reliability electrical harnesses commonly used in aerospace, defense and other high reliability applications; and lighting assemblies used in street lights, stadiums, homes, and emergency vehicles (the “Products”). The Company determined that some of the Products contain Conflict Minerals that are necessary to their functionality or production.

Reasonable Country of Origin Inquiry

Pursuant to the Rule, we conducted due diligence on the source and chain of custody of the Conflict Minerals in our Products, to determine whether any of the necessary Conflict Minerals in our Products originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”) and may not have come from recycled or scrap sources. We use the term “conflict free” in this Report in a broader sense to suppliers, supply chains, smelters and refiners whose sources of conflict minerals did not or do not directly finance or benefit armed groups in Covered Countries. Note, the term “Conflict Minerals” refers to the named minerals and their derivatives; it does not infer that the procurement of such minerals or derivatives directly or indirectly financed or benefitted armed groups in the Covered Countries.

Arrow utilized the internationally recognized framework “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” (“OECD Framework”) to develop our process to identify the country of origin and chain of custody of the Conflict Minerals.

Arrow, as a purchaser, is many steps removed from the mining of Conflict Minerals, and must necessarily rely, in good faith, on our direct suppliers to provide us with information on the origin of Conflict Minerals.

Arrow does not purchase raw ore or unrefined Conflict Minerals and does no purchasing in the Covered Countries. The origin of Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. Arrow obtains all of the parts it assembles and modifies from more than 921 suppliers. Arrow does not knowingly procure any parts containing Conflict Minerals from the Covered Countries.

Design of the Conflict Mineral Program

1.	Establish strong company management systems:

a.
Arrow operates an internal “Supplier Quality” team that implements our Conflict Mineral Policy. The team regularly reviews implementation efforts, results and issues with the Law and Compliance departments.

b.
We disseminate Arrow’s values through our Worldwide Code of Business Conduct and Ethics, Business Partner Code of Conduct and our Business Partner Due Diligence Policy, in addition to other third party due diligence measures.

c.
Arrow implemented a supply chain system of controls and transparency through the use of due diligence tools created by the Responsible Minerals Initiative (“RMI”) which includes the Conflict Minerals Reporting Template (“CMRT”) to collect information from suppliers. The CMRT is designed to identify the smelters and refiners that process the Conflict Minerals contained in, and necessary to the functionality or production of, our products.

d.	We maintain records relating to our Conflict Minerals program in accordance with our record retention policy.

e.	We enable confidential reporting of concerns regarding our business operations through the Arrow AlertLine and encourage employees to raise concerns to the Law and Compliance departments.

2.	Identify and assess risks in our supply chain:

a.	We identified direct suppliers and parts supplied to Arrow for the purpose of assembly and/or modification.

b.
We conduct a supply chain survey using the list of suppliers and parts, in cooperation with SiliconExpert Technologies, requesting that suppliers provide their complete CMRT’s. SiliconExpert Technologies is a sophisticated components database and service provider. SiliconExpert Technologies documents and provides Arrow a summary of the responses and identified smelters. We use the CMRT to identify risk.

c.
We track supplier responses and review accompanying information and conduct follow-up where necessary. We contacted the identified direct suppliers on responses to supply chain surveys that were identified to have incomplete or potentially inaccurate information to get clarification.

d.
We compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a “conflict free” designation from the RMI or another independent third-party program.

3.	Design and implement a strategy to respond to risks:

a.	We designed and adopted a risk management plan that includes due diligence of suppliers that may be sourcing or processing Conflict Minerals from the Covered Countries.

b.
Implemented a risk mitigation response plan to monitor and track suppliers, smelters and refiners identified as not meeting requirements set forth in our Conflict Minerals Statement to determine their progress in meeting those requirements.

c.
The business focal points provide reports to the Legal and Compliance departments summarizing risk mitigation efforts. The business focal points and Law and Compliance departments engage other relevant stakeholders as appropriate.

4.	Carry out independent third-party audit of smelters/refiner’s due diligence practices:

a.
Based on Arrow’s downstream position in the supply chain, the company is not positioned to conduct audits of smelter/refiner’s due diligence practices directly. Arrow relies upon organizations such as the RMI for information on certified smelters. Additionally, Arrow seeks to participate and contribute in industry organizations or other suitable means to appoint auditors and define the terms of the audit in line with the standards and processes set out in the OECD Framework.

5.	Report on supply chain due diligence:

a.	Publicly communicate our Conflict Minerals Policy on our company website at
https://www.arrow.com/en/about-arrow/overview, and provide to customer’s upon request.

Results of our Due Diligence Measures

As a downstream purchaser of materials or components that may contain Conflict Minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals. Our due diligence process is based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. We do not have direct relationships with smelters or refiners.

Supply Chain Responses
As a result of the supply chain surveys that were conducted, approximately 69% of our direct suppliers that contribute necessary conflict minerals to our products have provided a response.

Future Due Diligence Measures

To mitigate the risk that the Conflict Minerals benefit armed groups in the Covered Countries, Arrow has reiterated its Conflict Mineral Policy to its suppliers and conducted the other due diligence steps outlined in this Report. To improve the Company’s ability to conduct due diligence, Arrow continues to request completed CMRT’s from its suppliers and emphasize its support of the Conflict Minerals Rule.

Arrow’s Conflict Minerals Policy can be found at:
http://arrow.com/-/media/home/about-arrow/conflict-minerals-statement-51017.pdf.

Table 1 below lists the facilities, which to the extent known, processed the necessary conflict minerals.

Substance Name	Smelter Name	Smelter Location
Gold (Au)	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold (Au)	Aida Chemical Industries Co., Ltd.	JAPAN
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold (Au)	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold (Au)	Argor-Heraeus S.A.	SWITZERLAND
Gold (Au)	Asahi Pretec Corp.	JAPAN
Gold (Au)	Asaka Riken Co., Ltd.	JAPAN
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold (Au)	Aurubis AG	GERMANY
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold (Au)	Boliden AB	SWEDEN
Gold (Au)	C. Hafner GmbH + Co. KG	GERMANY
Gold (Au)	Caridad	MEXICO
Gold (Au)	CCR Refinery - Glencore Canada Corporation	CANADA
Gold (Au)	Cendres + Metaux S.A.	SWITZERLAND
Gold (Au)	Yunnan Copper Industry Co., Ltd.	CHINA
Gold (Au)	Chimet S.p.A.	ITALY
Gold (Au)	Chugai Mining	JAPAN
Gold (Au)	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold (Au)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold (Au)	DODUCO Contacts and Refining GmbH	GERMANY
Gold (Au)	Dowa	JAPAN
Gold (Au)	Eco-System Recycling Co., Ltd.	JAPAN
Gold (Au)	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold (Au)	Refinery of Seemine Gold Co., Ltd.	CHINA
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold (Au)	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Heimerle + Meule GmbH	GERMANY
Gold (Au)	Heraeus Metals Hong Kong Ltd.	CHINA
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold (Au)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold (Au)	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold (Au)	Istanbul Gold Refinery	TURKEY
Gold (Au)	Japan Mint	JAPAN
Gold (Au)	Jiangxi Copper Co., Ltd.	CHINA
Gold (Au)	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold (Au)	Asahi Refining Canada Ltd.	CANADA
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold (Au)	JSC Uralelectromed	RUSSIAN FEDERATION
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold (Au)	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold (Au)	Kazzinc	KAZAKHSTAN
Gold (Au)	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold (Au)	Kojima Chemicals Co., Ltd.	JAPAN
Gold (Au)	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold (Au)	L'azurde Company For Jewelry	SAUDI ARABIA
Gold (Au)	Lingbao Gold Co., Ltd.	CHINA
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold (Au)	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold (Au)	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold (Au)	Materion	UNITED STATES OF AMERICA
Gold (Au)	Matsuda Sangyo Co., Ltd.	JAPAN
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold (Au)	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold (Au)	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold (Au)	Metalor Technologies S.A.	SWITZERLAND
Gold (Au)	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold (Au)	Mitsubishi Materials Corporation	JAPAN
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold (Au)	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold (Au)	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold (Au)	Nihon Material Co., Ltd.	JAPAN
Gold (Au)	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold (Au)	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold (Au)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold (Au)	PAMP S.A.	SWITZERLAND
Gold (Au)	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold (Au)	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold (Au)	PX Precinox S.A.	SWITZERLAND
Gold (Au)	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold (Au)	Royal Canadian Mint	CANADA

Gold (Au)	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold (Au)	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold (Au)	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold (Au)	Schone Edelmetaal B.V.	NETHERLANDS
Gold (Au)	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold (Au)	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold (Au)	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold (Au)	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold (Au)	Tokuriki Honten Co., Ltd.	JAPAN
Gold (Au)	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold (Au)	Torecom	KOREA, REPUBLIC OF
Gold (Au)	Umicore Brasil Ltda.	BRAZIL
Gold (Au)	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold (Au)	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold (Au)	Valcambi S.A.	SWITZERLAND
Gold (Au)	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold (Au)	Yamakin Co., Ltd.	JAPAN
Gold (Au)	Yokohama Metal Co., Ltd.	JAPAN
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold (Au)	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold (Au)	Morris and Watson	NEW ZEALAND
Gold (Au)	SAFINA A.S.	CZECH REPUBLIC
Gold (Au)	Guangdong Jinding Gold Limited	CHINA
Gold (Au)	Umicore Precious Metals Thailand	THAILAND
Gold (Au)	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold (Au)	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold (Au)	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold (Au)	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold (Au)	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold (Au)	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold (Au)	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold (Au)	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold (Au)	Sudan Gold Refinery	SUDAN
Gold (Au)	T.C.A S.p.A	ITALY
Gold (Au)	Remondis Argentia B.V.	NETHERLANDS
Gold (Au)	Tony Goetz NV	BELGIUM
Gold (Au)	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Marsam Metals	BRAZIL
Gold (Au)	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold (Au)	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold (Au)	SAAMP	FRANCE
Gold (Au)	L'Orfebre S.A.	ANDORRA
Gold (Au)	Italpreziosi	ITALY
Gold (Au)	SAXONIA Edelmetalle GmbH	GERMANY
Gold (Au)	WIELAND Edelmetalle GmbH	GERMANY
Gold (Au)	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold (Au)	AU Traders and Refiners	SOUTH AFRICA
Gold (Au)	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold (Au)	Sai Refinery	INDIA
Gold (Au)	Universal Precious Metals Refining Zambia	ZAMBIA
Gold (Au)	Modeltech Sdn Bhd	MALAYSIA
Gold (Au)	Bangalore Refinery	INDIA
Gold (Au)	Morris and Watson Gold Coast	AUSTRALIA
Gold (Au)	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold (Au)	Pease & Curren	UNITED STATES OF AMERICA
Gold (Au)	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold (Au)	Planta Recuperadora de Metales SpA	CHILE
Gold (Au)	Safimet S.p.A	ITALY
Gold (Au)	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold (Au)	African Gold Refinery	UGANDA
Gold (Au)	NH Recytech Company	KOREA, REPUBLIC OF
Gold (Au)	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Tantalum (Ta)	Asaka Riken Co., Ltd.	JAPAN
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum (Ta)	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	F&X Electro-Materials Ltd.	CHINA
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum (Ta)	LSM Brasil S.A.	BRAZIL
Tantalum (Ta)	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum (Ta)	Mineracao Taboca S.A.	BRAZIL

Tantalum (Ta)	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum (Ta)	NPM Silmet AS	ESTONIA
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum (Ta)	QuantumClean	UNITED STATES OF AMERICA
Tantalum (Ta)	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum (Ta)	Taki Chemical Co., Ltd.	JAPAN
Tantalum (Ta)	Telex Metals	UNITED STATES OF AMERICA
Tantalum (Ta)	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum (Ta)	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum (Ta)	FIR Metals & Resource Ltd.	CHINA
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum (Ta)	KEMET Blue Metals	MEXICO
Tantalum (Ta)	H.C. Starck Co., Ltd.	THAILAND
Tantalum (Ta)	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum (Ta)	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum (Ta)	H.C. Starck Ltd.	JAPAN
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum (Ta)	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum (Ta)	Global Advanced Metals Aizu	JAPAN
Tantalum (Ta)	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum (Ta)	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum (Ta)	Jiangxi Tuohong New Raw Material	CHINA
Tantalum (Ta)	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum (Ta)	Jiujiang Janny New Material Co., Ltd.	CHINA
Tin (Sn)	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin (Sn)	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin (Sn)	Alpha	UNITED STATES OF AMERICA
Tin (Sn)	CV Gita Pesona	INDONESIA
Tin (Sn)	PT Aries Kencana Sejahtera	INDONESIA
Tin (Sn)	PT Premium Tin Indonesia	INDONESIA
Tin (Sn)	CV United Smelting	INDONESIA
Tin (Sn)	Dowa	JAPAN
Tin (Sn)	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin (Sn)	Estanho de Rondonia S.A.	BRAZIL
Tin (Sn)	Fenix Metals	POLAND
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin (Sn)	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin (Sn)	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin (Sn)	China Tin Group Co., Ltd.	CHINA
Tin (Sn)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin (Sn)	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin (Sn)	Mineracao Taboca S.A.	BRAZIL
Tin (Sn)	Minsur	PERU
Tin (Sn)	Mitsubishi Materials Corporation	JAPAN
Tin (Sn)	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin (Sn)	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin (Sn)	PT Artha Cipta Langgeng	INDONESIA
Tin (Sn)	PT Babel Inti Perkasa	INDONESIA
Tin (Sn)	PT Bangka Tin Industry	INDONESIA
Tin (Sn)	PT Belitung Industri Sejahtera	INDONESIA
Tin (Sn)	PT Bukit Timah	INDONESIA
Tin (Sn)	PT DS Jaya Abadi	INDONESIA
Tin (Sn)	PT Eunindo Usaha Mandiri	INDONESIA
Tin (Sn)	PT Karimun Mining	INDONESIA
Tin (Sn)	PT Mitra Stania Prima	INDONESIA
Tin (Sn)	PT Panca Mega Persada	INDONESIA
Tin (Sn)	PT Prima Timah Utama	INDONESIA
Tin (Sn)	PT Refined Bangka Tin	INDONESIA
Tin (Sn)	PT Sariwiguna Binasentosa	INDONESIA
Tin (Sn)	PT Stanindo Inti Perkasa	INDONESIA
Tin (Sn)	PT Sumber Jaya Indah	INDONESIA
Tin (Sn)	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin (Sn)	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin (Sn)	PT Tinindo Inter Nusa	INDONESIA
Tin (Sn)	PT Tommy Utama	INDONESIA
Tin (Sn)	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin (Sn)	Soft Metais Ltda.	BRAZIL
Tin (Sn)	Thaisarco	THAILAND
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin (Sn)	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin (Sn)	Yunnan Tin Company Limited	CHINA
Tin (Sn)	CV Venus Inti Perkasa	INDONESIA

Tin (Sn)	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin (Sn)	Melt Metais e Ligas S.A.	BRAZIL
Tin (Sn)	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin (Sn)	PT Inti Stania Prima	INDONESIA
Tin (Sn)	CV Ayi Jaya	INDONESIA
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin (Sn)	CV Dua Sekawan	INDONESIA
Tin (Sn)	CV Tiga Sekawan	INDONESIA
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin (Sn)	Resind Industria e Comercio Ltda.	BRAZIL
Tin (Sn)	Super Ligas	BRAZIL
Tin (Sn)	Metallo Belgium N.V.	BELGIUM
Tin (Sn)	Metallo Spain S.L.U.	SPAIN
Tin (Sn)	PT Bangka Prima Tin	INDONESIA
Tin (Sn)	PT Sukses Inti Makmur	INDONESIA
Tin (Sn)	PT Kijang Jaya Mandiri	INDONESIA
Tin (Sn)	PT Menara Cipta Mulia	INDONESIA
Tin (Sn)	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin (Sn)	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin (Sn)	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin (Sn)	Modeltech Sdn Bhd	MALAYSIA
Tin (Sn)	Gejiu Jinye Mineral Company	CHINA
Tin (Sn)	PT Lautan Harmonis Sejahtera	INDONESIA
Tin (Sn)	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin (Sn)	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin (Sn)	PT Bangka Serumpun	INDONESIA
Tin (Sn)	Pongpipat Company Limited	MYANMAR
Tungsten (W)	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten (W)	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten (W)	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten (W)	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Japan New Metals Co., Ltd.	JAPAN

Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten (W)	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten (W)	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten (W)	H.C. Starck Tungsten GmbH	GERMANY
Tungsten (W)	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten (W)	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten (W)	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten (W)	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten (W)	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten (W)	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten (W)	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten (W)	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten (W)	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten (W)	ACL Metais Eireli	BRAZIL
Tungsten (W)	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten (W)	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten (W)	Hunan Litian Tungsten Industry Co., Ltd.	CHINA